Exhibit 99.1

PetroLogistics LP Announces Financial and Operating Results and Cash Distribution for Fourth Quarter 2013

HOUSTON, Texas, February 5, 2014 /PRNewswire -- PetroLogistics LP (NYSE: PDH) (the “Partnership”) announced today its financial and operating results and cash distribution for the fourth quarter of 2013. The distribution for the quarter ended December 31, 2013, is 30 cents per common unit. This brings the aggregate distributions for the year ended December 31, 2013 to $1.72 per common unit.

Total sales in the fourth quarter were $191.0 million and net income was $21.5 million. The Partnership’s reported results include certain items that impact comparability of financial results between reporting periods. Excluding the impact of these items, the Partnership’s Adjusted EBITDA was $40.1 million and Adjusted net income was $22.1 million.

Cash available for distribution was $42.1 million for the fourth quarter of 2013. Adjusted net income, Adjusted EBITDA and cash available for distribution are non-GAAP financial measures. Please see “Non-GAAP Financial Measures” included later in this release for reconciliations of these Non-GAAP Financial Measures to the most directly comparable GAAP measures.

 “The Partnership successfully completed its first planned triennial turnaround during the fourth quarter,” said David Lumpkins, Executive Chairman. “The turnaround went extremely well and our reserves were adequate to fund the entire cost of the turnaround as well as maintain distributions during the downtime. In addition, since restart we have seen improved plant performance and look forward to continued improvements in reliability. ”

 “Since June 2013, excluding the planned turnaround, we have achieved an on-stream rate of over ninety-seven percent. Further, during January 2014 we produced 123.2 million pounds of propylene, a monthly production record,” said Nathan Ticatch, President and Chief Executive Officer. “Although the plant is running well, we have identified an issue that will require the replacement of two heat exchangers. The repairs will require an estimated seven day outage upon the arrival of the replacement exchangers which we anticipate to occur by April. However, the conditions that need to be addressed do not currently adversely affect production.”

Operations

The Partnership sold 294.2 million pounds of propylene during the fourth quarter of 2013, 200.0 million of which were produced in November and December and the remainder was purchased in anticipation of the turnaround. The Partnership recognized total sales of $191.0 million during the quarter, which included propylene sales of $187.9 million. The average polymer grade propylene benchmark price for the fourth quarter was 68.2 cents per pound.

Cost of sales was $158.1 million for the fourth quarter of 2013. The primary component of cost of sales is propane feedstock, which represented approximately 62% of total production costs for the fourth quarter of 2013. The average propane price for the quarter was $1.20 per gallon.

For the fourth quarter of 2013, the Partnership had a gross profit of $32.9 million, and the average propane-to-propylene spread1 was 34.0 cents per pound.

Distribution

The fourth quarter 2013 distribution of 30 cents per common unit will be paid on February 25, 2014 to unitholders of record on February 18, 2014. This brings the aggregate distributions for the twelve months ended December 31, 2013 to $1.72 per common unit.

Conference Call Details

The 2013 fourth quarter results conference call will be held on Thursday, February 6, 2014 at 11 a.m. EST. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (866) 813-5647 or (847) 619-6249 entering pass code 36415324. An audio webcast of the call will be available at www.petrologistics.com within the Investor Relations portion of the site under the Presentations section. A replay will be available by audio webcast and teleconference from 12:00 p.m. EST on February 6, 2014 through 12:00 a.m. EST on February 13, 2014. The replay teleconference will be available by dialing (888) 843-7419 or (630) 652-3042 and the reservation number 36415324.

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1 Propane-to-propylene spread is calculated as (PGP Contract Benchmark Price (cents per pound) – 1.2*(Propane Price (cents per gallon)/4.2)). This calculation assumes that it takes approximately 1.2 pounds of propane to make 1.0 pound of propylene and one gallon of propane weighs approximately 4.2 pounds.

About PetroLogistics LP

PetroLogistics LP is a master limited partnership which owns and operates the only U.S. propane dehydrogenation facility producing propylene from propane. The Partnership’s headquarters and operations are located in Houston, Texas.

Investor Relations

Phone: 855-840-7140

E-mail: investor@petrologistics.com

Address: Investor Relations

600 Travis STE 3250

Houston, TX 77002

Forward-Looking Statements

 Certain statements and information in this release may constitute “forward-looking statements.”  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the volatile nature of our business and the variable nature of our distributions; the ability of our general partner to modify or revoke our distribution policy at any time; our ability to forecast our future financial condition or results; the cyclical nature of our business; competition from other propylene producers; our reliance on propane that we purchase from Enterprise Products Operating LLC; our reliance on other third-party suppliers; the supply and price levels of propane and propylene; the risk of a material decline in production at our propane dehydrogenation facility;  potential operating hazards from accidents, fire, severe weather, floods or other natural disasters; the risk associated with governmental policies affecting the petrochemical industry; capital expenditures and potential liabilities arising from environmental laws and regulations; existing and proposed environmental laws and regulations, including those relating to climate change, alternative energy or fuel sources, and on the end-use and application of propylene; new regulations concerning the transportation of hazardous chemicals, risks of terrorism and the security of propane processing facilities; our lack of asset diversification; our dependence on a limited number of significant customers;  our ability to comply with employee safety laws and regulations; potential disruptions in the global or U.S. capital and credit markets; our potential inability to complete our required turnarounds and other significant capital expenditure projects on time, within budget or both;  additional risks, compliance costs and liabilities from expansions or acquisitions; our potential inability to successfully implement our business strategies; our reliance on certain members of our senior management team and other key personnel of our general partner; the potential development of integrated propylene facilities by competitors or our current customers, displacing us as suppliers;  the potential shortage of skilled labor or loss of key personnel; our ability to secure appropriate and adequate debt facilities at a reasonable cost of capital; restrictions in our debt agreements; the dependence on our subsidiary for cash to meet our debt obligations; our limited operating history; risks relating to our relationship with our sponsors; and changes in our treatment as a partnership for U.S. income or state tax purposes. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with Securities and Exchange Commission, including our annual report on Form 10-K as filed with the SEC on March 8, 2013, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

PetroLogistics LP

Financial and Operational Data (all information in this release is unaudited except as otherwise noted):

The following tables summarize the financial data and key operating statistics for the Partnership for the three months ended December 31, 2013 and 2012, and for the year ended December 31, 2013. Select balance sheet data is as of December 31, 2013 and 2012.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013
	($ in millions)		($ in millions)
	(unaudited)		(unaudited)
Operational Data
Propylene produced (thousand pounds)	200,014	294,578	1,066,625
Propylene sold (thousand pounds)	294,212	312,642	1,149,296
Propane-to-propylene spread (cents per pound)	34.0	30.9	40.2

Consolidated Statement of Comprehensive Income:
Sales	$191.0	$166.1	$757.5
Cost of sales* (1)	(158.1)	(120.5)	(513.3)
Gross profit	$32.9	$45.6	$244.2
General and administrative expense	(4.5)	(2.9)	(17.2)
Equity-based compensation expense (general and administrative)	(0.6)	(0.5)	(2.5)
Development expense (2)	0.5	(6.0)	(1.9)
Unrealized gain on derivatives	-	29.3	63.0
Realized loss on derivatives (3)	-	(31.9)	(61.3)
Operating income	28.3	33.6	224.3
Loss on early extinguishment of debt (4)	-	-	(20.4)
Interest expense, net	(6.4)	(7.2)	(26.4)
Income before income tax expense	21.9	26.4	177.5
Income tax expense	(0.4)	(0.5)	(2.5)
Net income	$21.5	$25.9	$175.0

Adjusted net income	$22.1	$35.5	$200.1

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* Amounts shown are inclusive of depreciation and amortization of $10.7 million and $8.7 million and equity-based compensation expense of $0.5 million for fourth quarters of both 2013 and 2012; and depreciation and amortization of $41.7 million and equity-based compensation expense of $2.0 million for the year ended December 31, 2013.

Non-GAAP Financial Measures

To supplement the financial information presented in accordance with GAAP, additional measures are used that are known as "non-GAAP financial measures" in the evaluation of past performance and prospects for the future. These measures include Adjusted EBITDA, Adjusted net income and Cash available for distribution. The presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about operating performance and ability to generate cash available for distribution, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing results of operations. These measures may exclude, for example, (i) the mark-to-market of derivative instruments that are related to underlying activities in another period or settled positions that are subject to the Omnibus Agreement, (ii) items that are not indicative of operating results and/or (iii) other items that we believe should be excluded in understanding operating performance. We have defined all such items as "Certain Items that Impact Comparability."  Cash available for distribution should not be considered in isolation or as an alternative to net income or operating income.  Cash available for distribution as reported by the Partnership may not be comparable to similarly titled measures of other entities. These additional financial measures are reconciled to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our consolidated financial statements and footnotes.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013
	($ in millions)		($ in millions)
	(unaudited)		(unaudited)
Reconciliation of Net Income to Adjusted net income (Excluding Certain Items) and to Adjusted EBITDA:
Net income	$21.5	$25.9	$175.0
Equity-based compensation expense (5)	1.1	1.0	4.5
Unrealized gain on derivatives	-	(29.3)	(63.0)
Realized loss on derivatives (3)	-	31.9	61.3
Loss on early extinguishment of debt (4)	-	-	20.4
Development expense (2)	(0.5)	6.0	1.9
Adjusted net income (excluding certain items)	$22.1	$35.5	$200.1

Net income	$21.5	$25.9	$175.0
Adjustments:
Interest expense	6.4	7.2	26.4
Income tax expense	0.4	0.5	2.5
Depreciation, amortization and accretion	10.7	8.7	41.7
Loss on early extinguishment of debt	-	-	20.4
Equity-based compensation expense (5)	1.1	1.0	4.5
Unrealized gain on derivatives	-	(29.3)	(63.0)
Plus: Realized loss on derivatives (3)	-	31.9	61.3
Adjusted EBITDA	$40.1	$45.9	$268.8

	Three Months Ended	Year Ended
	December 31, 2013	December 31, 2013
	($ in millions)	($ in millions)
	(unaudited)	(unaudited)
Calculation of Cash Available for Distribution
Adjusted EBITDA	$40.1	$268.8

Adjustments
Less: Debt service	(5.9)	(24.0)
Less: Total maintenance capital expenditures (6)	(3.2)	(9.4)
Less: Income tax	(0.1)	(1.3)
Less: Reserve for catalyst turnaround	(5.9)	(23.7)
Less: Insurance reimbursement (7)	(0.9)	(2.4)
Less: Distribution payments on awarded non-vested LTIPs	(0.3)	(1.3)
Plus: Adjustment for inventory purchased for turnaround and October overhead expenses (8)	12.0	26.2
Plus: Extraordinary maintenance expenses incurred during the turnaround (1)	6.3	6.3
Cash available for distribution	$42.1	$239.2

Cash distribution per unit	$0.30	$1.72

Common units outstanding for purposes of calculating distribution*	139,212,737	139,212,737
*Does not include non-vested units granted under our 2012 Long Term Incentive Plan.

	As of December 31,
	2013	2012
	($ in millions)
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$25.4	$31.4
Working capital (9)	54.7	108.4
Total assets	769.9	798.1
Total debt	365.0	341.3
Partners' capital	333.1	329.9

(1)	Extraordinary maintenance expenses incurred during the turnaround of $6.3 million are included in cost of sales for the three months and year ended December 31, 2013. These extraordinary maintenance expenses are added back to the Cash available for distribution for the fourth quarter as these costs were reserved for as a part of the "Reserve for catalyst turnaround" in prior quarters. This adjustment has no impact on Cash Available for Distribution.

(2)	Development expense includes preliminary engineering and design work and other expenses for projects which do not qualify for capitalization under GAAP. During the fourth quarter the Partnership received reimbursement for certain development expenses incurred in previous quarters.

(3)	Effective May 9, 2012, pursuant to the Omnibus Agreement, PL Manufacturing and the PL Manufacturing Members were responsible for making quarterly capital contributions to us in an amount equal to the net amount due to the propane swap counterparty for realized losses under the Propane Swaps for the applicable fiscal quarter. On April 19, 2013, we, PL Manufacturing and the counterparty to the propane swaps agreed to terminate the propane swaps remaining as of May 1, 2013, and therefore no hedge impact was incurred during the fourth quarter of 2013. During the first quarter of 2013, we were reimbursed $31.9 million for losses incurred for the quarter ended December 31, 2012. Additionally, for the year ended December 31, 2013, we were reimbursed $61.3 million for realized hedge losses incurred during 2013.

(4)	The loss on early extinguishment of debt consists of the write-off of deferred financing costs, original issue discount, and retirement premium to refinance our term loan B and amend and extend our revolving credit facility.

(5)	Equity-based compensation expense consists of non-cash unit-based compensation granted to employees and independent directors.

(6)	Total maintenance capital expenditures for the quarter represents total capital spending for 2013, excluding turnaround and profit enhancement capital, reduced by amounts withheld during the first three quarters of 2013. Total maintenance capital expenditures for the year ended December 31, 2013, represents total capital spending for year, excluding spending on items prefunded by the pre-IPO investors, turnaround and profit enhancement capital.

(7)	The insurance reimbursement for the quarter ended December 31, 2013, represents proceeds received from insurance related to claims for which the expenses were incurred and added to Cash Available for Distribution in prior periods. For the year ended December 31, 2013, the insurance reimbursement represents insurance proceeds net of claims expense incurred and added to Cash Available for Distribution in prior periods. As the net proceeds were included in net income, these insurance claims adjustments have no impact on Cash Available for Distribution.

(8)	The adjustment for inventory purchased for the turnaround and October overhead expenses represents the difference between the actual cost of sales and the cost of sales calculated excluding the impact of the purchased inventory, plus overhead expenses incurred during the turnaround in October. These costs were reserved for as a part of the "Reserve for catalyst turnaround" in prior quarters. This adjustment has no impact on Cash Available for Distribution.

(9)	Working capital is defined as current assets, including cash, less current liabilities, excluding the current portion of long-term debt and the fair value of derivative assets and liabilities.

SOURCE: PetroLogistics LP